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                                                                    EXHIBIT 99.1

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                                        INTERPLAY ENTERTAINMENT CORP. AND SUBSIDIARIES

                                                  CONSOLIDATED BALANCE SHEET
                                                      SEPTEMBER 30, 1999
                                                         (Unaudited)


                                    ASSETS                                        Actual         Pro forma
                                    ------                                       --------        ---------
Current Assets:                                                                    (Dollars in thousands)
     Cash and cash equivalents                                                   $    906         $    906
     Restricted cash                                                                1,567            1,567
     Note receivable                                                                    -            5,000
     Trade receivables, net of allowances
         of $10,234 and $18,431, respectively                                      22,546           22,546
     Inventories                                                                    9,245            9,245
     Prepaid licenses and royalties                                                19,058           19,058
     Deferred income taxes                                                          4,000            4,000
     Other                                                                          1,069            1,069
                                                                                 --------         --------
     Total current assets                                                          58,391           63,391

Property and Equipment, net                                                         4,212            4,212

Other Assets                                                                        1,505            1,505
                                                                                 --------         --------
                                                                                 $ 64,108         $ 69,108
                                                                                 ========         ========

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
            ----------------------------------------------
Current Liabilities:
     Accounts payable                                                            $ 29,168         $ 29,168
     Accrued liabilities                                                           19,664           19,664
     Current portion of long-term debt                                             27,114           12,114
     Income taxes payable                                                             268              268
                                                                                 --------         --------
          Total current liabilities                                                76,214           61,214
Long-Term Debt, net of current portion                                              5,567              567
Deferred Income Taxes                                                                   -                -

Minority Interest                                                                      69               69
Commitments and Contingencies
Stockholders' Equity (Deficit):
     Preferred stock, no par value, authorized 5,000,000 shares;
        issued and outstanding, none                                                    -                -
     Common stock, $.001 par value, authorized 50,000,000 shares;
       issued and outstanding 23,654,296 shares and pro forma 29,904,296               23               29
        shares
     Paid-in capital                                                               62,247           87,241
     Accumulated deficit                                                          (80,279)         (80,279)
     Accumulated comprehensive income adjustments                                     267              267
                                                                                 --------         --------
          Total stockholders' equity (deficit)                                    (17,742)           7,258
                                                                                 --------         --------
                                                                                 $ 64,108         $ 69,108
                                                                                 ========         ========
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